Exhibit 5.1

January 24, 2025

Sally Beauty Holdings, Inc.

3001 Colorado Boulevard

Denton, Texas 76210

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8 – Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan

We have acted as counsel to Sally Beauty Holdings, Inc., a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 15,995,339 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), which may be issued by the Company upon the grant, exercise or settlement of awards under the Sally Beauty Holdings, Inc. 2025 Omnibus Incentive Plan (the “Plan”). This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with our opinion below, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, the Company’s Third Restated Certificate of Incorporation, Amended and Restated Bylaws, records of proceedings of the Board of Directors, or committees thereof, certificates of the Company’s officers and representatives who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based, the Plan, the Registration Statement, and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the laws of the General Corporation Law of the State of Delaware that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the opinion above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act, or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Kyle G. Healy
Kyle G. Healy, A Partner